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                                  EXHIBIT 23.1


                          CONSENT OF GRANT THORNTON LLP


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                                  Exhibit 23.1


               Consent of Independent Certified Public Accountants


We have issued our report dated August 23, 2001 accompanying the consolidated financial statements of clickNsettle.com, Inc. and Subsidiaries appearing in the Annual Report on Form 10-KSB for the year ended June 30, 2001 which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



/s/ Grant Thornton LLP

GRANT THORNTON LLP

Melville, New York
November 12, 2001